NEWS RELEASE
Exhibit 99.1
Visteon Corporation announces tender offer and new notes offering
VAN BUREN TOWNSHIP, Mich., May 19, 2008 — Visteon Corporation (NYSE: VC) today announced that it has commenced a tender offer for up to $344 million of its 8.25 percent notes due August 2010 (the “Old Notes”). Each Eligible Holder (as defined below) who tenders Old Notes in the tender offer is required, as a condition to such Eligible Holder’s participation in the tender offer, to purchase a principal amount of Visteon’s new 12.25 percent senior notes due 2016 (the “New Notes”) equal to 60 percent of the aggregate principal amount of Notes purchased from such Eligible Holder pursuant to the tender offer at a purchase price equal to 91.621 percent of the principal amount thereof. The tender offer and offering of New Notes are being made only to holders of the Old Notes that are qualified institutional buyers and institutional accredited investors inside the United States, and to certain non-U.S. investors located outside the United States (“Eligible Holders”).
The total consideration for each $1,000 principal amount of Old Notes validly tendered and not withdrawn pursuant to the tender offer is $978.30 (“Total Consideration”). Eligible Holders must validly tender and not withdraw Old Notes and commit to purchase the applicable amount of New Notes on or prior to 5 p.m., New York City time, on June 2 (“Early Tender Deadline”) in order to be eligible to receive the Total Consideration for such Notes purchased in the tender offer. The Total Consideration includes an early tender payment (“Early Tender Payment”) of $40 per $1,000 principal amount of Notes payable in respect of Old Notes validly tendered and not withdrawn on or prior to the Early Tender Deadline. The tender offer will expire at 11:59 p.m., New York City time, on June 16, 2008 (the “Expiration Date”), unless extended or earlier terminated by Visteon. Holders who validly tender their Old Notes and commit to purchase the applicable amount of New Notes after the Early Tender Date and on or prior to the Expiration Date will be eligible to receive an amount, paid in cash, equal to the Total Consideration less the $40 Early Tender Payment per $1,000 principal amount of Old Notes tendered (the “Tender Consideration”). Tenders of Old Notes may be withdrawn at any time before the Early Tender Deadline, but not thereafter, unless Visteon reduces either the principal amount of the Old Notes subject to the tender offer or the Total Consideration or withdrawals are otherwise required by law to be permitted.
Prior to launching the tender offer, Visteon had discussions with Eligible Holders of approximately $201 million in aggregate principal amount of the Old Notes regarding the proposed terms and conditions of the tender offer and the offering of New Notes. Based on such discussions, Visteon believes that such holders intend to tender all of their Old Notes pursuant to the terms of the tender offer and purchase the required amount of New Notes. Eligible Holders whose Old Notes are accepted for payment in the tender offer shall receive accrued and unpaid interest in respect of such purchased notes from the last interest payment date to, but not including, the settlement date for the tender offer and the offering of New Notes, which is expected to be June 18, 2008, unless the tender offer is extended by Visteon, assuming all conditions to the tender offer have been satisfied or waived. In the event of an over-subscription of the tender offer, Old Notes tendered on or prior to the Expiration Date will be subject to proration.

Visteon’s obligation to accept for payment and to pay for Old Notes validly tendered and not withdrawn pursuant to the tender offer is conditioned upon (a) the tender of no less than $300 million in aggregate principal amount of Old Notes, (b) the consummation of the concurrent offering of New Notes to the Eligible Holders and the satisfaction by each Eligible Holder tendering Old Notes of such Eligible Holder’s obligation to purchase its applicable amount of New Notes in the concurrent note offering, and (c) satisfaction of certain general conditions.
The New Notes will be senior unsecured obligations of Visteon Corporation and will be guaranteed by certain of its U.S. subsidiaries. The New Notes will mature on Dec. 31, 2016, and will bear interest at a rate per annum equal to 12.25 percent. The New Notes will include a put option pursuant to which a holder can require Visteon to repurchase all or a portion of such holder’s New Notes on Dec. 31, 2013 at 100 percent of the principal amount thereof plus accrued and unpaid interest to such date. All or a portion of the New Notes can be redeemed by Visteon (a) prior to Dec. 31, 2013, at par plus a            make-whole premium and (b) on or after Dec. 31, 2013, at specified redemption prices, plus in each case accrued and unpaid interest, including, if applicable, liquidated damages on the principal amount of New Notes being redeemed.
The New Notes have not been and will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The tender offer and the offering of New Notes is being made only pursuant to an offer to purchase, an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.
Visteon Corporation is a leading global automotive supplier that designs, engineers and manufactures innovative climate, interior, electronic and lighting products for vehicle manufacturers, and also provides a range of products and services to aftermarket customers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Kerpen, Germany; the company has facilities in 26 countries and employs approximately 40,000 people.
Cautionary Information Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including general economic conditions, changes in interest rates and fuel prices; the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s vehicle production volumes; work stoppages at our customers; our ability to satisfy our future capital and liquidity requirements and comply with the terms of our existing credit agreements and indentures; the financial distress of our suppliers, or other significant suppliers to our customers, and possible disruptions in the supply of commodities to us or our customers due to financial distress or work stoppages; our ability to timely implement, and realize the anticipated benefits of restructuring and other cost-reduction initiatives, including our multi-year improvement plan, and our successful execution of internal performance plans and other productivity efforts; the timing and expenses related to restructurings, employee reductions, acquisitions or dispositions; increases in raw material and energy costs and our ability to offset or recover these costs; the effects of reorganization and/or restructuring plans announced by our customers; the effect of pension and other post-employment benefit obligations; increases in our warranty, product liability and recall costs; the outcome of legal or regulatory proceedings to which we are or may become a party; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2007). We assume no obligation to update these forward-looking statements.
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Contacts:

Media:	Investors:
Jim Fisher 734-710-5557 jfishe89@visteon.com	Derek Fiebig 734-710-5800 dfiebig@visteon.com